UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

Liberator BDC Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51721	83-0432182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway
Suite 260
Roswell, Georgia 30076
_____________________________________________
(Address of principal executive offices and Zip Code)

(678) 353-2190
_____________________________________________
(Registrant’s telephone number, including area code)

Black Nickel Acquisition Corp. II
_____________________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On November 28, 2007, Black Nickel Acquisition Corp. II (the “Company”) purchased 100 shares of common stock, par value $.0001 per share of Liberator BDC Inc. (“Liberator”) for a purchase price equal to $1.00. As a result, Liberator became a wholly-owned subsidiary of the Company. On November 29, 2007, the Board of Directors of the Company approved and authorized the filing of a Certificate of Ownership with the State of Delaware, pursuant to which Liberator shall be merged with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In connection with the Merger, the Company shall adopt Liberator’s corporate name as its own. The Company filed the Certificate of Ownership with the State of Delaware on December 4, 2007. Effective on that date, the Company’s name was changed to Liberator BDC Inc. A copy of the Certificate of Ownership is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership, as filed with the State of Delaware on December 4, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007	Liberator BDC Inc.

By: /s/ Paul T. Mannion, Jr.
Name: Paul T. Mannion, Jr.
Title: President